Exhibit 10.1

CONSENT AND THIRD AMENDMENT TO
LOAN AND SECURITY AGREEMENT

THIS CONSENT AND THIRD AMENDMENT to Loan and Security Agreement (this “Amendment”) is entered into as of December 31, 2018, by and between OXFORD FINANCE LLC, a Delaware limited liability company with an office located at 133 North Fairfax Street, Alexandria, Virginia 22314 (“Oxford”), as collateral agent (in such capacity, “Collateral Agent”), the Lenders listed on Schedule 1.1 of the Loan Agreement (as defined below) or otherwise party thereto from time to time (each a “Lender” and collectively, the “Lenders”) including Oxford in its capacity as a Lender and SILICON VALLEY BANK, a California corporation with an office located at 3003 Tasman Drive, Santa Clara, CA 95054 (“Bank” or “SVB”) and NUVECTRA CORPORATION, a Delaware corporation (“Nuvectra”), ALGOSTIM, LLC, a Delaware limited liability company (“Algostim”), and PELVISTIM LLC, a Delaware limited liability company (“PelviStim”), each with offices located at 5830 Granite Parkway, Suite 1100, Plano, TX 75024 (Nuvectra, Algostim, and PelviStim are individually and collectively, jointly and severally, “Borrower”).

Recitals

A.       Collateral Agent, Lenders, Borrower and NEURONEXUS TECHNOLOGIES, INC., a Michigan corporation (“NeuroNexus”) have entered into that certain Loan and Security Agreement dated as of March 18, 2016 (as amended from time to time, including by that certain First Amendment to Loan and Security Agreement dated as February 14, 2017 and that certain Second Amendment to Loan and Security Agreement dated as February 16, 2018, the “Loan Agreement”).

B.       Lenders have extended credit to Borrower for the purposes permitted in the Loan Agreement.

C.      Nuvectra and NeuroNexus desire to enter into a Stock Purchase Agreement (in substantially the form attached hereto as Annex I, the “NEL Purchase Agreement”) by and among Nuvectra, NeuroNexus, and NEL Group, Inc., a Delaware corporation (“Buyer”), pursuant to which Nuvectra agrees to (i) sell to Buyer the Shares (as defined in the NEL Purchase Agreement) of NeuroNexus, and (ii) enter into certain other arrangements all as more particularly described in the NEL Purchase Agreement

D.      Borrower has requested that Collateral Agent and Lenders (i) consent to the NEL Purchase Agreement and the transactions contemplated therein as more fully set forth herein, (ii) remove NeuroNexus as a “Borrower” under the Loan Agreement, (iii) release all of their liens and security interests in the stock and assets of NeuroNexus, and (iv) make certain other revisions to the Loan Agreement as more fully set forth herein.

E.      Collateral Agent and Lenders have agreed to modify such consent and to amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

Agreement

Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.       Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2.       Consent.

2.1     Consent to Transfer. Pursuant to Section 7.1 of the Loan Agreement, Borrower shall not Transfer all or any part of its business or property without the prior written consent of the Required Lenders, except for certain specifically enumerated permitted Transfers. Notwithstanding anything to the contrary contained in Section 7.1 of the Loan Agreement and provided that no Event of Default has occurred and is continuing prior to, or would occur immediately after, the consummation of the transactions contemplated by the NEL Purchase Agreement, Collateral Agent and Lenders hereby consent, subject to the terms of Section 6 below, to Borrowers’ entry into the NEL Purchase Agreement and the performance of Borrowers’ obligations therein and agree that the execution and performance of the NEL Purchase Agreement shall not, in and of itself, constitute an “Event of Default” under Section 7.1 of the Loan Agreement

2.2     Consent to Use of Proceeds. Notwithstanding anything to the contrary contained in the Loan Agreement, including Section 6.15 thereof, and provided that no Event of Default has occurred and is continuing prior to, or would occur immediately after, the consummation of the transactions contemplated by the NEL Purchase Agreement, Collateral Agent and Lenders hereby consent to, subject to the terms of Section 6 below, such proceeds being retained by Borrower (and not remitted to Collateral Agent or any Lender) to be used by Borrower in a manner not inconsistent with the Loan Agreement. Collateral Agent and Lenders further agree that such use shall not, in and of itself, constitute an “Event of Default” under the Loan Agreement.

3.        Amendments to Loan Agreement.

3.1     Removal of Borrower. NeuroNexus hereby shall (i) be removed as a Borrower under the Loan Documents, (ii) all references in the Loan Documents to “Borrower” thereafter shall no longer include NeuroNexus and shall mean and refer only to Nuvectra, Algostim, and PelviStim, and (iii) no longer have any obligations or liabilities under the Loan Documents, in each case without any further action by any party hereto.

3.2     Release of Liens.      Effective on the date this Amendment is deemed effective pursuant to Section 7 below, (i) Collateral Agent’s Liens in any and all of the capital stock of NeuroNexus and all of the assets of NeuroNexus (granted for the benefit of Lenders) are automatically released, and (ii) at the sole cost and expense of Borrower, Collateral Agent shall promptly release its Liens against the capital stock of NeuroNexus and any property of NeuroNexus without any further action by Borrower or NeuroNexus, including without limitation, the termination of UCC financing statements filed against NeuroNexus and the release and return of the stock certificate representing the issued and outstanding capital stock of NeuroNexus. Upon the effectiveness of this Amendment, Collateral Agent shall return the original stock certificate representing the issued and outstanding shares of NeuroNexus and the related original stock power, copies of which are attached hereto as Annex II, as directed by Nuvectra.

3.3     Section 2.6 (Fees). New Section 2.6(g) hereby is added to the Loan Agreement to read as follows:

“(g)     Third Amendment Fee.     A fully earned, non-refundable amendment fee of Thirty Thousand Dollars ($30,000.00) (the “Third Amendment Fee”), to be shared between the Lenders in accordance with their respective Pro Rata Shares due and payable on December 31, 2018 (the “Third Amendment Effective Date”).

4.        Limitation of Consent and Amendment.

4.1     The consent and amendments set forth in Sections 2 and 3 above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Collateral Agent or any Lender may now have or may have in the future under or in connection with any Loan Document.

4.2     This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

5.       Representations and Warranties. To induce Collateral Agent and Lenders to enter into this Amendment, Borrower hereby represents and warrants to Collateral Agent and Lenders as follows:

5.1     Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

5.2     Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

5.3     The organizational documents of Borrower delivered to Collateral Agent and Lenders on the Effective Date, or subsequent thereto, remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

5.4     The Corporate Borrowing Certificates, including the attachments thereto, that were duly executed and delivered to Collateral Agent and Lenders on February 16, 2018 in connection with that certain Second Amendment to Loan and Security Agreement remain true, complete and correct in all respects as of the date hereof;

5.5     The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

5.6     The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

5.7     The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower; and

5.8     This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

6.       Release by Borrower.

6.1     FOR GOOD AND VALUABLE CONSIDERATION, Borrower hereby forever relieves, releases, and discharges Collateral Agent and Lenders and their present or former employees, officers, directors, agents, representatives, attorneys, and each of them, from any and all claims, debts, liabilities, demands, obligations, promises, acts, agreements, costs and expenses, actions and causes of action, of every type, kind, nature, description or character whatsoever, whether known or unknown, suspected or unsuspected, absolute or contingent, arising out of or in any manner whatsoever connected with or related to facts, circumstances, issues, controversies or claims existing or arising from the beginning of time through and including the date of execution of this Amendment (collectively “Released Claims”). Without limiting the foregoing, the Released Claims shall include any and all liabilities or claims arising out of or in any manner whatsoever connected with or related to the Loan Documents, the Recitals hereto, any instruments, agreements or documents executed in connection with any of the foregoing or the origination, negotiation, administration, servicing and/or enforcement of any of the foregoing.

6.2     In furtherance of this release, Borrower expressly acknowledges and waives any and all rights under Section 1542 of the California Civil Code, which provides as follows:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.” (Emphasis added.)

6.3     By entering into this release, Borrower recognizes that no facts or representations are ever absolutely certain and it may hereafter discover facts in addition to or different from those which it presently knows or believes to be true, but that it is the intention of Borrower hereby to fully, finally and forever settle and release all matters, disputes and differences, known or unknown, suspected or unsuspected; accordingly, if Borrower should subsequently discover that any fact that it relied upon in entering into this release was untrue, or that any understanding of the facts was incorrect, Borrower shall not be entitled to set aside this release by reason thereof, regardless of any claim of mistake of fact or law or any other circumstances whatsoever. Borrower acknowledges that it is not relying upon and has not relied upon any representation or statement made by Collateral Agent or any Lender with respect to the facts underlying this release or with regard to any of such party’s rights or asserted rights.

6.4     This release may be pleaded as a full and complete defense and/or as a cross-complaint or counterclaim against any action, suit, or other proceeding that may be instituted, prosecuted or attempted in breach of this release. Borrower acknowledges that the release contained herein constitutes a material inducement to Collateral Agent and Lenders to enter into this Amendment, and that Collateral Agent and Lenders would not have done so but for Collateral Agent and Lenders’ expectation that such release is valid and enforceable in all events.

6.5      Borrower hereby represents and warrants to Collateral Agent and Lenders, and Collateral Agent and Lenders are relying thereon, as follows:

(a)     Except as expressly stated in this Amendment, neither Collateral Agent, Lenders nor any agent, employee or representative of Collateral Agent or any Lender has made any statement or representation to Borrower regarding any fact relied upon by Borrower in entering into this Amendment.

(b)     Borrower has made such investigation of the facts pertaining to this Amendment and all of the matters appertaining thereto, as it deems necessary.

(c)     The terms of this Amendment are contractual and not a mere recital.

(d)     This Amendment has been carefully read by Borrower, the contents hereof are known and understood by Borrower, and this Amendment is signed freely, and without duress, by Borrower.

(e)     Borrower represents and warrants that it is the sole and lawful owner of all right, title and interest in and to every claim and every other matter which it releases herein, and that it has not heretofore assigned or transferred, or purported to assign or transfer, to any person, firm or entity any claims or other matters herein released. Borrower shall indemnify Collateral Agent and Lenders, defend and hold them harmless from and against all claims based upon or arising in connection with prior assignments or purported assignments or transfers of any claims or matters released herein.

7.        Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

8.        Effectiveness. This Amendment shall be deemed effective upon each of the following:

(a)     the due execution and delivery to Collateral Agent and Lenders of this Amendment by each party hereto;

(b)     evidence of Nuvectra’s receipt of Five Million Dollars ($5,000,000) of consideration pursuant to the NEL Purchase Agreement;

(c)     Borrower’s payment of the Third Amendment Fee, in an amount equal to Thirty Thousand Dollars ($30,000.00); and

(d)     Borrower’s payment of all Lenders’ Expenses incurred through the date of this Amendment.

[Reminder intentionally left blank; signature page follows]

In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

COLLATERAL AGENT AND LENDER: OXFORD FINANCE LLC By: /s/ Colette H. Featherly Name: Colette H. Featherly Title: Senior Vice President

LENDER: SILICON VALLEY BANK By: /s/ Kevin Fleischman Name: Kevin Fleischman Title: Director

BORROWER:

NUVECTRA CORPORATION By: /s/ Walter Z. Berger Name: Walter Z. Berger Title: Chief Financial Officer & Chief Operating Officer	ALGOSTIM, LLC By: /s/ Walter Z. Berger Name: Walter Z. Berger Title: Vice President & Treasurer

PELVISTIM LLC By: /s/ Walter Z. Berger Name: Walter Z. Berger Title: Vice President & Treasurer